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                             IMCO RECYCLING INC.
                           ANNUAL INCENTIVE PROGRAM

        (AS AMENDED FEBRUARY 25, 1997, APRIL 1, 1997 AND MAY 13, 1997)


                                  PURPOSE

     The purpose of the IMCO Recycling Inc. Annual Incentive Program is to advance the interests of IMCO Recycling Inc. and its stockholders by providing certain key employees with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals.
The Plan is intended to provide Participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under
Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Plan also provides for the payment of an annual retainer to the Company's non-employee directors.

                                  ARTICLE I
                                  DEFINITIONS

     For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          "ANNUAL DIFFERENCE" has the meaning assigned to it in Article V.

          "ANNUAL ELECTION" has the meaning assigned to it in Section 7.4.

          "ANNUAL RETAINER" has the meaning assigned to it in Article XII.

          "AVERAGE EPS" has the meaning assigned to it in Article VI.

          "BASE SALARY" means the actual base salary of a Participant (exclusive of Bonuses and any compensation under any other employee compensation or benefit plans of the Company) paid or to be paid, as the case may be, to a Participant with respect to the Bonus Year in question, according to the books and records of the Company and its Subsidiaries.

          "BOARD" means the board of directors of the Company.

          "BONUS" means either or both, as the context may require, of a ROTA Bonus or an EPS Bonus actually awarded pursuant to the Plan.

          "BONUS YEAR" means the fiscal year of the Company and its Subsidiaries with respect to which a Bonus is calculated.


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          "BONUSABLE AMOUNT" has the meaning assigned to it in Article VI.

          "COMMITTEE" has the meaning assigned to it in Article II.

          "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, all or substantially all of the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or
     (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

          "COMPANY" means IMCO Recycling Inc., a Delaware corporation.

          "DATE OF GRANT" means the effective date on which an option is awarded to a Participant as set forth in the stock option agreement.


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          "DISCRETIONARY OPTION" has the meaning assigned to it in Section
     8.1(b).

          "EARNINGS PER SHARE" or "EPS" means:

               (a) with respect to a Final Payment Date, (i) the sum of (a) the consolidated net earnings of the Company and its Subsidiaries for the Bonus Year in question, as reported in the Company's audited consolidated statement of earnings for such fiscal year prepared in accordance with GAAP plus (b) the total of all bonus amounts (as tax affected at the federal statutory rate) for the Participants actually deducted in determining such amount for such fiscal year divided by
          (ii) the number of shares of Common Stock used to calculate the Company's earnings per share as reported in the Company's audited consolidated statement of earnings for such fiscal year prepared in accordance with GAAP; and

               (b) with respect to a Preliminary Payment Date, (i) the sum of
          (a) the consolidated net earnings of the Company and its Subsidiaries for the Bonus Year in question to date PLUS (b) the total of all bonus amounts (as tax affected at the federal statutory rate) for the Participants accrued to date, in both instances annualized to give effect to the Bonus Year in question, divided by (ii) the estimated number of shares of Common Stock to be used to calculate the Company's earnings per share for the Bonus Year in question. In this regard, the Committee shall be entitled to rely in good faith upon, and shall be protected in so relying upon, estimates based upon consolidated financial statements and other books and records of the Company and its Subsidiaries.

          "ELIGIBLE PARTICIPANT" shall have the meaning set forth in Section 9.1 hereof.

          "EPS BONUS" has the meaning assigned to it in Article VI.

          "FAIR MARKET VALUE" of the Company's shares of Common Stock means
     (i) the closing sale price per share on the principal securities exchange on which the Common Stock is traded (or if there is no sale on the relevant date, then on the last previous day on which a sale was reported), or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

          "FINAL PAYMENT DATE" means the business day selected by the Committee upon which the Committee shall make final Bonus calculations in accordance with Section 7.3, which shall be a date after the Company's independent accounting firm issues its audit report on the Company's financial statements with respect to the Bonus Year in question.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Accounting Principles Board or by the Financial Accounting Standards


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     Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition and the results of operations of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed by such Financial Accounting Standards Board (or other appropriate board or committee of such board) in order to continue as a generally accepted accounting principle or practice may so be changed.

          "GUIDELINES" has the meaning assigned to it in Section 7.4.

          "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock granted to an Eligible Participant pursuant to Article IX and which is intended to qualify as an incentive stock option under Section 422 of the Code.

          "JOINT VENTURE" means any joint venture or other corporation, partnership or other entity or organization, whether incorporated or unincorporated, in which the Company and/or any of its Subsidiaries own an equity interest or interests which, in the aggregate, do not constitute at least a majority of the common equity interests or voting interests which entitle the holder(s) to elect at least a majority of the members of the board of directors or equivalent governing body of the corporation, partnership or organization in question.

          "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VIII and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

          "OPTION AMOUNT" has the meaning assigned to it in Section 8.1.

          "PARTICIPANT" means any key employee of the Company or any of its Subsidiaries that the Committee has determined to be eligible for participation in the Plan and who, on the particular Payment Date, is, subject to Article IV of the Plan, then employed by the Company or any of its Subsidiaries; provided that, solely for the purposes of Section 8.1(b) of the Plan and the Discretionary Options which may be granted pursuant thereto, "Participants" shall mean any employee of the Company or any Subsidiary of the Company or any non-employee director, officer or consultant of the Company or any Subsidiary who is, or who is proposed to be, a recipient of a Discretionary Option.

          "PAYMENT DATE" means either a Preliminary Payment Date or a Final Payment Date.

          "PLAN" means the IMCO Recycling Inc. Annual Incentive Program, as it may be amended from time to time.


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          "PRELIMINARY PAYMENT DATE" means a business day selected by the
     Committee in its sole discretion during the last month of the fiscal year constituting the Bonus Year in question, upon which date the Committee shall calculate and declare Bonuses in accordance with Section 7.3.

          "PROFITS BEFORE TAXES" or "PBT" means:

               (a)  with respect to a Final Payment Date, (i) the income
          (or loss), before provision for income taxes of the Company and its Subsidiaries for the Bonus Year in question, determined by reference to the Company's audited consolidated statement of earnings for such fiscal year prepared in accordance with GAAP, PLUS (ii) the sum of all bonus amounts for the Participants actually deducted in determining such amount for such fiscal year; and

               (b) with respect to a Preliminary Payment Date, (i) the income (or loss) before provision for income taxes of the Company and its Subsidiaries for the Bonus Year in question to date (determined by reference to the most recent unaudited consolidated statement of earnings for such Bonus Year to date, prepared in accordance with
          GAAP), and then annualized to give effect to estimated results for the entire fiscal year, PLUS (ii) the estimated sum of all bonus amounts for the Participants to be deducted in determining such estimated annualized amount for the entire fiscal year. In this regard, the Committee shall be entitled to rely in good faith upon, and shall be protected in so relying upon, estimates based upon consolidated financial statements and other books and records of the Company and its Subsidiaries.

          "RELOAD STOCK OPTION" means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 10.2.

          "RESTRICTED STOCK" shall have the meaning set forth in Section 10.3.

          "RESTRICTION PERIOD" shall have the meaning set forth in Section 10.3.

          "RETURN ON TOTAL ASSETS" or "ROTA" means, on a Preliminary Payment Date or a Final Payment Date, as the case may be, the quotient, expressed as a percentage, derived from (i) PBT with respect to the Bonus Year in question being divided by (ii) Total Assets as of the beginning of that Bonus Year.

          "ROTA BONUS" has the meaning assigned to it in Article V.

          "SPREAD" shall have the meaning set forth in Article XVII hereof.

          "STOCK DIVIDEND" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the


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     Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

          "STOCK OPTIONS" shall mean any and all Incentive Stock Options, Nonqualified Stock Options and Reload Stock Options granted pursuant to the Plan.

          "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

          "TOTAL ASSETS" means, on a Preliminary Payment Date or a Final Payment Date, as the case may be, the total assets of the Company and its Subsidiaries (exclusive of interests in, or assets attributable to, as the case may be, Joint Ventures) as of the beginning of the Bonus Year in question, as reported in the Company's audited consolidated balance sheet as of the last day of the immediately preceding fiscal year, prepared in accordance with GAAP.

          "TOTAL BONUS" means the aggregate compensation, if any, awarded to a Participant on the Preliminary Payment Date and the Final Payment Date for any Bonus Year pursuant to a ROTA Bonus and and/or an EPS Bonus.

                                   ARTICLE II
                                 ADMINISTRATION

     Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be an "outside director", as that term is defined under Section 162(m) of the Code.

     The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees, directors, consultants, or officers of the Company to whom Stock Options will be granted, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee may consider and


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give appropriate weight to input from representatives of management of the
Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees, officers or consultants, or potential employees, officers or consultants, of the Company or any Subsidiary.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee may, in its absolute discretion, (i) accelerate the date on which any Stock Option granted under the Plan becomes exercisable, (ii) extend the date on which any Stock Option granted under the Plan ceases to be exercisable and (iii) remove, suspend or alter the restrictions imposed under Section 10.3 of the Plan. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                ARTICLE III
                           SHARES SUBJECT TO PLAN

     Subject to the provisions of Articles XVI and XVII of the Plan, the aggregate number of shares which may be issued to Participants under grants of Stock Options and in payment of Bonuses made by the Committee under the Plan shall be:

          (a)  500,000 shares of Common Stock; plus

          (b) the number of shares that are delivered or tendered, or withheld from any exercise, by a Participant as full or partial payment made to the Company in connection with the exercise price of any Stock Option or in connection with satisfying the Participant's tax withholding obligations pursuant to Section 19.6 of the Plan, to the extent that a Reload Stock Option is granted to purchase such number of shares so delivered to or withheld by the Company.

     The aggregate number of shares of Common Stock that may be represented by grants of Stock Options made to any Participant under the Plan in any Bonus Year may not exceed 100,000 shares. Shares to be distributed and sold under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan. Shares of Common Stock that are forfeited pursuant to the terms of the Plan shall be returned to the Plan and made available for future grant.

                                  ARTICLE IV
                                  ELIGIBILITY

     The Committee shall, from time to time, but not less often than annually, select the particular key members of management of the Company and its Subsidiaries to whom Bonuses


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and Stock Options provided for under the Plan may be granted.  Employees who participate in this Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. As used herein, the term "employee" shall mean any person employed full-time by the Company or Subsidiary on a salaried basis, and the term "employment" shall mean full-time salaried employment by the Company or a Subsidiary. In addition, the Committee shall from time to time select the particular employees, consultants, officers and directors of the Company and its Subsidiaries to whom Discretionary Options to be granted pursuant to Section 8.1(b) of the Plan are to be granted.

                                  ARTICLE V
                                  ROTA BONUS

     Subject to and in accordance with the terms of this Plan, on each Payment Date, the Committee shall compute in good faith the Return on Total Assets by reference to (i) the Total Assets and (ii) the most recent audited, or, in the case of the Preliminary Payment Date, unaudited consolidated statement of earnings for the Company and its Subsidiaries for the Bonus Year in question which unaudited statement of earnings shall reflect (or shall be annualized to give effect to) results for the entire Bonus Year. In the event that the Return on Total Assets is greater than ten percent (10%), then Participants may be eligible for a Bonus to be calculated as follows ("ROTA Bonus"):

          (a) First, there shall be determined the "Bonusable Amount" for each Participant, which shall be the dollar amount calculated by deducting $50,000 from such Participant's Base Salary;

          (b) Second, the Committee shall calculate the difference between the ROTA for the relevant Bonus Year and ten percent (10%), which difference shall be expressed as a percentage (the "Annual Difference"); and

          (c) Third, the Annual Difference shall be multiplied by three (3) and the product thereof, expressed as a percentage, shall be multiplied by the Participant's Bonusable Amount to yield the maximum ROTA Bonus amount with respect to such Participant.

                                ARTICLE VI
                                 EPS BONUS

     Subject to and in accordance with the terms of this Plan, on each Payment Date, the Committee shall compute in good faith the Company's Earnings Per Share by reference to the most recent audited, or, in the case of the Preliminary Payment Date, unaudited consolidated statement of earnings for the Company and its Subsidiaries for the Bonus Year in question which unaudited statement of earnings shall reflect (or shall be annualized to give effect to) the results for the entire Bonus Year. Participants may be eligible for a Bonus to be calculated as follows ("EPS Bonus"):


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          (a)  First, the Committee shall calculate the average EPS for the preceding three fiscal years by dividing the sum of EPS for each of the preceding three fiscal years by three (3) (the "Average EPS"); and

          (b) Second, the EPS for the applicable Bonus Year shall be divided by the Average EPS, which amount shall reduced by 1.0 and shall be expressed as a percentage; and

          (c) Third, if such percentage is a positive number, such percentage amount shall be multiplied by the Participant's Bonusable Amount to yield the maximum EPS Bonus amount for such Participant.

                                  ARTICLE VII
                   PAYMENT OF BONUSES AND GENERAL PROVISIONS

     7.1 COMMITTEE DETERMINATION; LIMITATIONS. Subject to the terms of this Plan, the Committee shall, from time to time, determine the time or times at which Bonuses will be made, the selection of the Preliminary Payment Date and the Final Payment Date, the determination and payment of Bonuses to Participants and all other terms and conditions regarding the Bonuses, which terms and conditions shall be consistent with this Plan. Notwithstanding anything to the contrary herein, the value of the maximum Total Bonus payable to any Participant with respect to any Bonus Year shall not exceed $750,000.

     7.2 REDUCTION OF BONUS. The maximum Bonus amounts for any Participant under the Plan calculated in accordance with Articles V and VI hereof may be reduced by an amount of up to 50% by the Committee in its sole discretion; PROVIDED, HOWEVER, that under no circumstances may the amount of a maximum Bonus so determined in accordance with Articles V and VI to any Participant be increased. In determining whether a Bonus will be reduced, the Committee shall consider any extraordinary changes which may occur during the Bonus Year, such as changes in accounting practices or applicable law, and shall consider such individual or business performance criteria that it deems appropriate, including, but not limited to, the Company's net income, operating earnings, gross margins, return on investment, return on equity and other relevant operating and strategic business indicia and results applicable to an individual Participant.

     7.3 PAYMENTS ON PRELIMINARY AND FINAL PAYMENT DATES. As a condition to eligibility for receipt of a Bonus with respect to any particular Bonus Year, a Participant shall be required to be in the employ of the Company or one of its Subsidiaries through the applicable Payment Date, UNLESS (i) such Participant terminated his or her employment during such period due to retirement from the Company and its Subsidiaries in accordance with the standard retirement policies of the Company and its Subsidiaries then in effect, or (ii) the Participant, while in the employ of the Company or one of its Subsidiaries, became totally and permanently disabled (as that term is defined in Section 22(e) of the Code) or died during such period.


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     On the Preliminary Payment Date, the Committee shall calculate the
Bonuses in accordance with Articles V and VI (and Section 7.2, if applicable) and award 80% of the aggregate of the ROTA Bonus and the EPS Bonus, if any, payable to a Participant. The Committee shall instruct the Company, or instruct the Company to cause any Subsidiary, as applicable, to pay to each Participant his Bonus in accordance with this Article VII, as promptly as reasonably practicable after such Preliminary Payment Date.

     On the Final Payment Date, the Committee shall calculate the Bonus in accordance with Articles V and VI (and Section 7.2), and either:

          (a) allocate and distribute the portions of the Bonus which had not been previously awarded to Participants following the Preliminary Payment Date; PROVIDED, HOWEVER, that subject to Section 7.3, in order for a Participant to receive a Bonus on the Final Payment Date, it shall be a requirement that such Participant shall be employed by the Company or its Subsidiaries on such Final Payment Date; or

          (b) if the amount of the Bonus calculated as of the Final Payment Date is less than the portion of the Bonus which had previously been awarded to the Participants on the Preliminary Payment Date, the difference shall be subtracted from the amount of the Bonus or Bonuses payable in the next succeeding Bonus Year or Bonus Years, if any, until such difference has been eliminated.

     7.4 STOCK OWNERSHIP GUIDELINES. The Committee shall, from time to time, establish guidelines for the ownership of shares of the Company's Common Stock for Participants (the "Guidelines"). The Guidelines may be altered or amended by the Committee at any time and from time to time in its sole discretion and are to be utilized in determining the portions of a Participant's Bonus payable in cash and in Common Stock. On June 1 of each Bonus Year, each Participant shall irrevocably elect, in writing, the percentages of such Participant's Bonus to be paid in cash and in shares of Common Stock (the "Annual Election"). On November 30 of each Bonus Year, the Committee shall determine, by reference to the Guidelines, whether a Participant's stock ownership then meets or exceeds the Guidelines. If, as of such November 30, a Participant's Common Stock ownership meets or exceeds the Guidelines, such Participant's Bonus, after giving effect to deductions of amounts for applicable tax withholding requirements, shall be paid in proportions of cash and shares of Common Stock, on the applicable Preliminary Payment Date and Final Payment Date, in accordance with the allocation set forth in such Participant's Annual Election. If, on the other hand, such Participant's Common Stock ownership does not then meet such Guidelines, such Participant's Bonus shall be paid, after giving effect to deductions of amounts for applicable tax withholding requirements, on the applicable Preliminary Payment Date and Final Payment Date, in accordance with percentages of Common Stock and cash established by the Committee under the Guidelines from time to time and at any time then in effect with respect to the applicable Bonus Year. Notwithstanding the foregoing, in the event that a Participant's Annual Election provides for a GREATER percentage of such Participant's Bonus to be paid in shares of Common Stock than the percentage determined by reference to the Guidelines, then such Participant's Annual Election shall control.


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     7.5  PAYMENT OF BONUS IN SHARES OF COMMON STOCK.  In the event that all or any portion of a Participant's Bonus is to be paid in shares of Common Stock, the number of shares of Common Stock issued to such Participant as of any Payment Date shall be determined by dividing the dollar amount of the portion of the Bonus to be payable in Common Stock (after deduction of amounts for applicable withholding tax requirements) by the Fair Market Value on the third trading day prior to the Preliminary Payment Date or the Final Payment Date, whichever is applicable. Fractional shares resulting from such calculation shall be paid in cash equal to the fractional amount multiplied by the Fair Market Value on the third trading day prior to the Preliminary Payment Date or the Final Payment Date, whichever is applicable.

     7.6 PARTIAL FISCAL YEARS. In the event that the Company and its Subsidiaries adopt any different fiscal year which results in a fiscal year having less than twelve months, the Committee shall, in its sole discretion, award Bonuses computed as provided in Articles V and VI (and Section 7.2, if applicable) but reduced by the Committee for such shortened fiscal year, or defer any awards of Bonuses for such fiscal period until, with respect to a Preliminary Payment Date, the last month of the first full twelve-month fiscal year following such shortened fiscal year and to a Final Payment Date following such full twelve-month fiscal year.

     7.7 NO RIGHTS TO BONUS. The prospective recipient of a Bonus shall not have any rights with respect to any Bonus, or any portion thereof, until the Preliminary Payment Date or Final Payment Date, as the case may be, to which the particular Bonus amount relates and only until such Bonus amount is actually granted by the Committee to such Participant in accordance with the terms of the Plan.

                                 ARTICLE VIII
                                 STOCK OPTIONS

     8.1  GRANTS OF STOCK OPTIONS.

          (a) ROTA BONUS OPTIONS. In the event that the ROTA for any Bonus Year calculated in accordance with Article V exceeds 15%, then the Committee may grant Stock Options under the Plan to Participants eligible for ROTA Bonuses thereunder as follows:

               (i) On, or as soon as reasonably practicable following, the Preliminary Payment Date, the Committee shall calculate the number of shares of Common Stock to be covered by the Stock Options to be granted by first multiplying the dollar amount of the most recent Total Bonus actually awarded to each Participant, by 1.5 (the "Option Amount"); and

               (ii) The number of shares of Common Stock issuable upon the exercise of the Stock Option to be granted to such Participant shall be determined by dividing the Option Amount by the Fair Market Price on the Date of Grant.


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          (b)  DISCRETIONARY OPTIONS.  Notwithstanding any provision contained in this Plan to the contrary, the Committee may, in its sole discretion, at any time and from time to time, select Participants and grant Stock Options ("Discretionary Options") to any such Participant in recognition of such Participant's contributions or potential contributions to the Company or any Subsidiary. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of particular employees, officers or consultants, or potential employees, officers or consultants of the Company or a Subsidiary.

     8.2 STOCK OPTION AGREEMENTS. Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Stock Option, the exercise price, the term of the Stock Option, whether such Stock Option is an Incentive Stock Option or a Nonqualified Stock Option, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the stock option agreement shall also include provisions that may be necessary to assure that the option is an incentive stock option under
Section 422 (or any successor provision) of the Code. The Company shall execute stock option agreements upon instructions from the Committee.

     8.3 EXERCISE PRICE. The exercise price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The exercise price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary contained in this Section 8.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

     8.4 OPTION PERIOD. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide for the exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become exercisable. In the event of the retirement of an employee of the Company or a Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, all unmatured installments of Stock Options outstanding shall automatically be accelerated and exercisable in full in accordance with the provisions of Article X.

                                    ARTICLE IX
                         LIMITS ON INCENTIVE STOCK OPTIONS

     9.1  OPTION PERIOD.  Notwithstanding the provisions of Sections 8.4 and
10.2 hereof, if a Participant eligible to receive a grant of an Incentive Stock Option under Section 422 of the

Code (an "Eligible Participant") owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such Eligible Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option exercise price of any such Incentive Stock Option granted to any such Eligible Participant owning more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

     9.2 LIMITATION ON EXERCISES OF SHARES SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code.

     9.3 DISQUALIFYING DISPOSITION. If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an Eligible Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to such Eligible Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Eligible Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an Eligible Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

     9.4 TERMINATION. Notwithstanding the provisions of Article XI, an Eligible Participant's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant's employment with the Company and its Subsidiaries; PROVIDED that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the Participant, then such Participant's Incentive Stock Options shall terminate no later than one hundred eighty (180) days after such termination by reason of death or disability.

                                 ARTICLE X
       EXERCISE OF STOCK OPTIONS; RELOAD STOCK OPTIONS; RESTRICTED STOCK

     10.1 PAYMENT. Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the option exercise price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him. Additionally, shares covered by a Stock Option may be purchased upon exercise, in whole or in part, in accordance with the applicable stock option agreement, by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

     10.2 RELOAD STOCK OPTIONS. Subject to the terms of this Section 10.2, in the event that shares are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option and/or shares are delivered to or withheld by the Company in satisfaction of the Company's tax withholding obligations upon exercise in accordance with Section 19.6, then a Participant so exercising a Nonqualified Stock Option shall automatically be granted a replacement Nonqualified Stock Option and a Participant so exercising an Incentive Stock Option shall automatically be granted a replacement Incentive Stock Option (in either case, a "Reload Stock Option"), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option
(subject to the provisions of Article IX regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will commence on the Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions in Article IX regarding Incentive Stock Options and the provisions of Article XI), after which the Reload Stock
Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to, and executed and delivered by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the term of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

     10.3 RESTRICTED STOCK. In the event that a Participant exercises a Stock Option and receives a Reload Stock Option under Section 10.2, the following restrictions and conditions will apply to that number of the shares of Common Stock (the "Restricted Stock") issued to the Participant upon exercise of such original Stock Option, which number of shares is equal to one-half of the sum of (i) the number of shares of Common Stock delivered by the Participant to the Company in payment of the exercise price, if any, plus
(ii) the number of shares of Common Stock delivered to, or withheld by, the Company in satisfaction of the Company's tax withholding obligations under
Section 19.6, if any:

           (a) RESTRICTION PERIOD. Subject to the other provisions of this Plan, each Participant shall not be permitted to sell, assign, transfer, pledge, exercise or place any encumbrance on shares of Restricted Stock and any Stock Dividends paid on or with respect to such Restricted Stock until the earliest to occur of any of the following events (such period of restriction being referred to herein as the "Restriction Period"):

                (i) the expiration of five years from the date of issuance of the Restricted Stock in the name of the Participant;

               (ii) in the case of an employee of the Company or a Subsidiary, the retirement of such Participant from the Company or the Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be;

               (iii) in the case of a non-employee director, officer or consultant of the Company, the cessation of service to the Company of such Participant in such capacity;

               (iv)  the death of such Participant;

               (v) the total and permanent disability of such Participant (as defined in Article XI hereof); or

               (vi)  a Change in Control of the Company.

          Notwithstanding the foregoing, shares of Restricted Stock, and any Stock Dividends paid in shares of Common Stock on or with respect to Restricted Stock, may be used during the Restriction Period in payment of the exercise price of any Stock Option and/or in satisfaction of the Company's tax withholding obligations upon any such exercise in accordance with Section 19.6.

          (b) RIGHTS WITH RESPECT TO RESTRICTED STOCK. Except as otherwise provided in the Plan, the Participant shall have, with respect to his or her Restricted Stock (and any Stock Dividends paid on such Restricted Stock), all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Each Participant who is to receive Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, registered in the name of the Participant, which shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, to read substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the IMCO Recycling Inc. Annual Incentive Program. A copy of such Plan is on file in the offices of IMCO Recycling Inc., 5215 North O'Connor Blvd.,
     Suite 940, Irving, Texas  75039."

                                      ARTICLE XI
                         TERMINATION OF EMPLOYMENT OR SERVICE

     In the event a Participant shall cease to be employed by the Company or a Subsidiary, for any reason other than death, disability or retirement, such Participant's Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant's termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, except as provided in Section 9.4 with respect to Incentive Stock Options, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

          (a) DEATH. In the event of death while employed, the Stock Option may be exercised, for a period of one hundred eighty (180) days after the Participant's death or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of the Participant's death, by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

          (b) DISABILITY OR RETIREMENT. In the event of termination of employment of a Participant as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or as the result of retirement in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, the Stock Option may be exercised by the Participant or his guardian for a period of one hundred eighty (180) days after such termination or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of such termination, after taking into account any acceleration of unmatured installments of Stock Options pursuant to Section 8.4.

     Notwithstanding the foregoing, individual grants of Stock Options to Participants under the Plan may provide, pursuant to the terms of the particular stock option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Options with respect to any termination of employment or service by such Participants.

                                    ARTICLE XII
                             NON-EMPLOYEE DIRECTOR FEES

               Each non-employee director of the Company shall be entitled to a retainer determined in accordance with this Article XII. On the last business day of each quarter in the Company's fiscal year (the "Stock Award Date"), each non-employee director who has held such office for the entire three-month period preceding such Stock Award Date shall be granted (x) a number of shares of Common Stock to be determined from time to time by the Board (subject to adjustment in the event of any subsequent increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock) (the "Retainer Shares") and (y) a cash payment in an amount equal to the average of the Fair Market Value of the Retainer Shares over the five successive trading days ending on the Stock Award Date ("Average Fair Market Value"). If any non-employee director has not served as a non-employee director for the entire three-month period preceding the Stock Award Date, such director shall be granted on the Stock Award Date (a) a number of whole shares of Common Stock determined by multiplying the number of Retainer Shares by a fraction, the numerator of which is the number of days which such director has served as a non-employee director since the previous Stock Award Date and the denominator of which is the number of days since the last Stock Award Date, and (b) a cash payment equal to the sum of (i) the Average Fair Market Value of the shares determined in clause (a) above and (ii) an amount equal to two times the Average Fair Market Value of any fractional share of common Stock determined upon the calculation in clause (a) of this sentence. Notwithstanding the foregoing, a non-employee director who holds such office at the beginning of the three-month period preceding a Stock Award Date may elect, at any time prior to the beginning of such three-month period, to receive twice the number of Retainer Shares in lieu of the cash portion of the quarterly retainer. The stock certificate representing shares of Common Stock issuable on a Stock Award Date and a check for cash, if any, payable on such date, shall be issued and delivered to each director within 15 days after such Stock Award Date. In the event the Board determines to change the number of Retainer Shares as permitted herein, such change shall only be effective with respect to a quarterly period subsequent to the quarterly period during which the Board's determination is made.

                                      ARTICLE XIII
                               AMENDMENT OR DISCONTINUANCE

     Subject to the limitations set forth in this Article XIII, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the 1934 Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

     Subject to the foregoing, the Board shall have the power to amend the Plan in any manner advisable in order for Stock Options or Bonuses granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act) or to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Rule 16b-3 or Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Stock Options or Bonuses granted under the Plan), and any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any stock option agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article XIII shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Bonuses or Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                 ARTICLE XIV
                              EFFECT OF THE PLAN

     Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted a Bonus or a Stock Option to purchase or receive Common Stock of the Company or any other rights except, with respect to Stock Options, as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                  ARTICLE XV
                                     TERM

     The effective date of this Plan shall be as of February 28, 1996, subject to stockholder approval. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company. Unless sooner terminated by action of the Board, the Plan will terminate on the 28th day of February, 2006. Bonuses and Stock Options under the Plan may not be granted after that date, but Bonuses and Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                  ARTICLE XVI
                              CAPITAL ADJUSTMENTS

     If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

          (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under Bonuses or Stock Options pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded;

         (ii) A similar adjustment shall be made in the maximum number of shares of Common Stock issuable under Stock Options granted to any individual Participant in any Bonus Year pursuant to Article III; and

        (iii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

     Any fractional shares resulting from any adjustment made pursuant to this
Article XVI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                 ARTICLE XVII
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

          (a) The existence of this Plan and Bonuses and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

          (c) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Board, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, and either:

               (i) give notice to each holder thereof or his personal representative of its intention to cancel such Stock Options and permit the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

              (ii) pay the holder thereof an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

          (d) In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

          (e) Notwithstanding sub-Section (c) above of this Article XVII, in case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Board so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

          (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

                                ARTICLE XVIII
   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS

     Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                 ARTICLE XIX
                          MISCELLANEOUS PROVISIONS

     19.1 EXERCISE OF STOCK OPTIONS. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in applicable stock option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Bonus award or Stock Option if any necessary listing of the shares on a securities exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

     19.2 NON-ASSIGNABILITY. No Stock Option granted to a Participant may be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular stock option agreement so provides, by the Participant's guardian or legal representative. Subject to Section 7.3 hereof, no interest of a Participant in any

Bonus awarded under the Plan may be transferred, alienated, assigned or encumbered other than by will or pursuant to the laws of descent and distribution.

     19.3 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or acquired hereunder are being acquired for investment and not with a view to their distribution.

     19.4 NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Bonus or Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

     19.5 STOCKHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

     19.6 TAX REQUIREMENTS - STOCK OPTIONS. The obligations of the Company under the Plan shall be conditional on compliance with all applicable withholding tax obligations as required by the Code and under applicable state and local law and regulation. Any employee who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option, the Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

     19.7 TAX REQUIREMENTS - BONUSES. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a participant to remit to the Company an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Bonus to a Participant.

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

     19.8 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer, employee or agent of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and every officer, employee or agent of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Each member of the Board and the Committee shall, in the performance of his or her duties under the Plan, be fully protected in relying in good faith upon the audited and unaudited financial statements of the Company as contemplated by the terms of the Plan.

     19.9 EFFECT ON PARTICIPATION. The grant of a Bonus to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, as the case may be, participation in any other future grant of Bonuses under the Plan or otherwise, or in any other compensation or benefit plan of the Company or in any of its Subsidiaries currently existing or hereafter established.

     19.10 OTHER COMPENSATION AGREEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     19.11 GENDER AND NUMBER. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

                                   ARTICLE XX
                             UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any Bonuses granted but not yet paid to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payments with respect to awards of Bonuses; provided, however, that the creation or existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

                                * * * * * * * * *

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 13th day of May, 1997 by its Chief Executive Officer pursuant to prior action taken by the Board.


                                       IMCO RECYCLING INC.


                                       By: /s/ Don V. Ingram
                                          ---------------------------------
                                           Don V. Ingram
                                           Chief Executive Officer


Attest:

/s/ Paul V. Dufour
-----------------------------------
Paul V. Dufour
Secretary


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